UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2012, Horizon Technology Finance Corporation (the “Company”) and Horizon Technology Finance Management LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company Incorporated, as representative of the several underwriters named in the Underwriting Agreement, pursuant to which the Company agreed to sell $30 million in aggregate principal amount of 7.375% senior unsecured notes due 2019 (the “Notes”).   The Company has granted the underwriters an option to purchase up to an additional $4,500,000 in aggregate principal amount of the Notes to cover over-allotments, if any.  The Notes are being offered and sold pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-178516) and the preliminary prospectus supplement filed with the Securities and Exchange Commission on March 14, 2012, as supplemented by the prospectus supplement dated March 16, 2012.  The Company has made certain customary representations, warranties and covenants and has agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended. The Company expects the transaction to close on March 23, 2012.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1

Underwriting Agreement, dated as of March 16, 2012, by and among Horizon Technology Finance Corporation, Horizon Technology Finance Management LLC and Stifel, Nicolaus & Company Incorporated, as representative of the several underwriters named in the Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	HORIZON TECHNOLOGY FINANCE CORPORATION
	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board